Exhibit 10.2
AMENDMENT
TO
EMPLOYMENT AGREEMENT
     WHEREAS, Kellogg Company, a Delaware corporation (the “Company”), and John A. Bryant (the “Employee”) previously entered into a retention agreement dated July 23, 2007 (the “Agreement”) pursuant to which Employee would receive certain pension benefits if he were terminated under certain circumstances (the “Pension Benefit”);
     WHEREAS, the Company and Employee now deem it desirable to amend the Agreement to reflect that the Pension Benefit is being eliminated;
     NOW, THEREFORE, the parties hereby agree that the Agreement shall be amended, effective as of the date of this Amendment, as follows:
     1. Sections 1(a), 1(b), 1(c), and 1(d) are hereby amended by deleting such sections in their entirety.
     2. Except as expressly modified by this Amendment. The Agreement shall remain in full force once effective. In the event of any conflict between the terms of this Amendment and the Agreement, this Amendment shall control.
     IN WITNESS WHEREOF, the Employee has hereunto set his hand, and the Company has caused this Amendment to be executed in its name and on its behalf, as of the effective date set forth above.

EMPLOYEE

/s/ John A. Bryant
John A. Bryant

KELLOGG COMPANY

By /s/ James Jenness